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                                                                    Exhibit 10.8


AMERICAN NORTEL COMMUNISCATIONS, INC.
7201 E. Camelback Road, Suite 320 Scottsdale, Arizona  85251
Phone (480) 945-1266 Fax (480) 945-1909


                                FUNDING AGREEMENT

         This Agreement is made this 24th day of August, 2000, by and between PTN Media, Inc. ("PTNM") or the "Company"), a corporation duly formed pursuant to the laws of the State of Delaware, with the address of 455 East Eisenhower Parkway, Suite 15, Ann Arbor, MI 48018 and American Nortel Communications, Inc., a corporation duly formed under the laws of the State of Wyoming with the address of 7201 East Camelback Road, Suite 320, Scottsdale, Arizona 85251.

1. This Agreement is to be used exclusively by the two aforementioned parties for the expressed purpose of a funding arrangement between the two parties. The parties agree to cooperate with each other and execute such further documents as may be required for this transaction to qualify for exemption from federal and state registration.

2. The effective date of this Agreement shall be constructed as the date of "Bonafide Signatures" by both parties and their respective officers and/or directors.

3. Confidentiality shall mean that the transaction will be kept exclusive to the parties involved which shall be limited to its officers, directors and/or agents, until such time that a bonafide closing has been consummated.

4.       The terms guiding the funding are such:

         A. The sum total of the funding between the parties is known to be $500,000.

         B.    The total amount of $500,000 will occur with a single closing.

         C. The instrument of funding is known to be either a certified check, United States of America drafted wire via the federal reserve system or Company check.

         D. The instrument to be purchased by the fundor is 150,000 shares of PTN Media common stock.

         E.    The common stock will bear a legend initially.

         F. PTN Media, Inc. will use its best efforts to effectuate a registration statement which will register for sale 150,000 common shares for the fundor known to be American Nortel Communications, Inc. PTN Media, Inc., hereby agrees that it will assure the fundor that an "effective date" for the registration statement will be in force and cleared by the SEC no later than January 30, 2001. If for any reason the registration statement is not effective by January 30, 2001, PTN Media, Inc. agrees that it will issue to American Nortel Communications, Inc. an additional 7,500 shares beginning February 1, 2001 for every 30 days, after 90 days if the statement is not effective an additional shares per month will be issued.

         G. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Arizona.

         It is therefore agreed by the aforementioned parties that the intended funding proceed on the merits written the body of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

              ACCEPTED:                              ACCEPTED:

              PTN MEDIA, INC.                        AMERICAN NORTEL
                                                     COMMUNICAITONS, INC.

              By: /s/ Peter Klamka                   By: /s/ Bill Williams
                  -----------------------                -----------------------
                  Peter Klamka                           Bill Williams
                  CEO                                    CEO